UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

ZHONE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 777-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2005, the Board of Directors of Zhone Technologies, Inc. (“Zhone”) approved amendments to the Sorrento Networks Corporation 2000 Stock Incentive Plan and the 2003 Equity Incentive Plan of Sorrento Networks Corporation (collectively, the “Sorrento Plans”), which Zhone had assumed in connection with its acquisition of Sorrento Networks Corporation in July 2004, to eliminate automatic grants of stock options to non-employee directors. The amendments to the Sorrento Plans were not material and thus will not be subject to stockholder approval. Copies of the amended and restated Sorrento Plans are filed as exhibits to this report and incorporated herein by reference.

Also on February 15, 2005, Zhone’s Board of Directors approved amendments to the Zhone Technologies, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) to (a) eliminate automatic grants of stock options to non-employee directors and (b) expand the persons eligible to otherwise participate in the 2001 Plan to include non-employee directors. The proposed amendments to the 2001 Plan will be subject to stockholder approval at Zhone’s upcoming annual meeting, which is scheduled for May 12, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Sorrento Networks Corporation Amended and Restated 2000 Stock Incentive Plan.

10.2	Amended and Restated 2003 Equity Incentive Plan of Sorrento Networks Corporation.

10.3	Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer